UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM	8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 10, 2023

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Westwood Place,	Suite 400,	Brentwood,	Tennessee	37027
(Address of principal executive offices)				(Zip Code)

Registrant's telephone number, including area code	(615)	221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	BKD	New York Stock Exchange
7.00% Tangible Equity Unit	BKDT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

On January 13, 2023, Brookdale Senior Living Inc. (the "Company") issued a press release announcing, among other items, select changes to its full year 2022 financial expectations based upon its preliminary, unaudited results and certain other information regarding the year ended December 31, 2022. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Current Report on Form 8-K (including the exhibit hereto) shall not be considered "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth by specific reference in such filing that such information is to be considered "filed" or incorporated by reference therein.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 10, 2023, the Board of Directors of Brookdale Senior Living Inc. (the “Company”) appointed Dawn L. Kussow, the Company’s current Senior Vice President and Chief Accounting Officer, to serve as Executive Vice President and Chief Financial Officer beginning effective February 24, 2023. Ms. Kussow will continue to serve in the role of principal accounting officer, and on such date she will assume the role of principal financial officer. Ms. Kussow will succeed Steven E. Swain, the Company’s current Executive Vice President and Chief Financial Officer, whose employment will be terminated without cause effective February 24, 2023. In addition, Kevin W. Bowman’s employment as the Company’s Executive Vice President–Community Operations was terminated without cause effective January 12, 2023. Each of Messrs. Swain and Bowman will be entitled to severance payments associated with a termination by the Company without cause under the Amended and Restated Tier I Severance Pay Policy dated February 10, 2022 (the “Severance Policy”), subject to his submitting to the Company an enforceable release as set forth in the policy, and each will be paid amounts earned for 2022 performance under the 2022 Management Incentive Plan. In addition, each of Messrs. Swain’s and Bowman’s long-term incentive awards will be treated in accordance with the terms of such award agreements for a termination by the Company without cause pursuant to the terms of their existing award agreements as described in the Company’s definitive proxy statement filed with the SEC on May 2, 2022.

Ms. Kussow, age 49, joined the Company in 2007 and has served as the Company’s Senior Vice President and Chief Accounting Officer since January 2016. She also served as Interim Chief Financial Officer of the Company from August 2022 to October 2022. Previously she served as the Company’s Vice President and Corporate Controller from February 2014 to January 2016 after serving in financial reporting leadership roles of escalating responsibility. Prior to joining the Company, Ms. Kussow served as Director of Financial Reporting for AON Hewitt from 2005 to 2007 and practiced nine years with Deloitte & Touche, LLP, including an international assignment. Ms. Kussow is a Certified Public Accountant and earned a Bachelor of Science degree in accounting from Marquette University.

There are no arrangements or understandings between Ms. Kussow and any other persons pursuant to which she was selected as an officer, nor are there any family relationships between Ms. Kussow and any of the Company's directors or executive officers. Additionally, there are no transactions involving Ms. Kussow that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Kussow’s appointment, the Compensation Committee (the "Committee") of the Board of Directors approved the following compensation arrangements, which are set forth in Ms. Kussow’s offer letter: (i) an annual base salary of $530,000; (ii) eligibility to participate in the Company's annual cash incentive program generally applicable to members of management, with the target cash bonus reflecting 80% of her base salary paid during the plan year while serving as Executive Vice President and Chief Financial Officer; and (iii) beginning in 2023, eligibility to receive annual long-term incentive awards under the Company's Amended and Restated 2014 Omnibus Incentive Plan (the "Omnibus Plan") with an aggregate grant date value and vesting terms to be approved by the Committee (which vesting terms generally will be consistent with those provided to other executive officers of the Company). In addition, Ms. Kussow will continue participation in the Severance Policy, which is described in the Company’s definitive proxy statement filed with the SEC on May 2, 2022.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

The information set forth in Item 2.02 of this report is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated January 13, 2023

104 Cover Page interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	January 13, 2023	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Executive Vice President, General Counsel and Secretary